LIMITED POWER OF ATTORNEY FOR SECTION 16(a) FILINGS

Know all by these presents that the undersigned hereby
constitutes and appoints Melinda Dunn the undersigned's
true and lawful attorney-in-fact to:

1. Execute for and on behalf of the undersigned, in
the undersigns capacity as an officer, director and/or
stockholder of any corporation or other person in which
an investment fund affiliated with Sequoia Capital
Operations, LLC makes an investment (each,a "Company"),
Forms 3, 4 and 5 and amendments thereto in accordance
with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;

2. Do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 or amendment
thereto and timely file such form with the United States
Securities and Exchange Commission (the "SEC") and any
stock exchange or similar authority; and

3. Take any other action of any type whatsoever which, in
the opinion of such attorney-in-fact on behalf of the
undersigned pursuant to this Limited Power of Attorney
shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve.
The undersigned hereby grants to such attorney-in-fact full
power and authority to do and perform any and every act
and thing whatsoever required, necessary, or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause to be
done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to any Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-
in-fact.  This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited
Power of Attorney to be executed as of this 21st day of August, 2009.

/s/ Douglas Leone
Douglas Leone